SECOND AMENDMENT TO THE MASTER DISPOSITION AND DEVELOPMENT AGREEMENT


         This Second Amendment to Master Disposition and Development Agreement ("Second Amendment") is entered into as of this 5th day of September 2000, by and among the South Tahoe Redevelopment Agency, a public body, corporate and politic ("Agency"), the City of South Lake Tahoe, a municipal corporation ("City") and American Skiing Company Resort Properties, Inc., a Maine corporation ("ASCRP"), Heavenly Resort Properties, LLC, a Nevada limited liability company ("Heavenly Resort Properties"), Heavenly Valley, Limited Partnership, a Nevada limited partnership ("Heavenly Valley"), Trans-Sierra
Investments, a Nevada Corporation ("TSI"), and Cecil's, LLC, a limited liability company ("Cecil's Market"), (collectively, ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI and Cecil's Market, Inc. shall be referred to as the "Developers"). This Second Amendment amends that Master Disposition and Development Agreement executed on October 28, 1999 as amended by the First Amendment to the Master Disposition and Development Agreement executed on April 18, 2000(the "Agreement").

                                    RECITALS

         A. The Agency, the City and the Developers entered into the Master Disposition and Development Agreement on October 28, 1999, which agreement was amended by the First Amendment to the Disposition and Development Agreement dated April 18, 2000. The Agreement provides for the development of an approximately 17 acre parcel located in the South Tahoe Redevelopment Project No. 1 with a Gondola, Hotel Resort and retail uses.


         B. Due to delays in the project , the time periods in the Agreement cannot be met.

         C. The Parties to the Agreement now desire to amend the Agreement in accordance with the terms of this Second Amendment in order to account for the project delays.



         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the Agency and the Developers hereby agree as follows:

         1. Letter of Credit. Section 2.01(b)(3)of the Agreement is hereby amended in its entirety to read as follows:


               (3) The existing letter of credit posted by ASCRP must be extended or replaced with a new letter of credit which expires no earlier than March 25, 2003; provided, however, the amount of the letter of credit may be reduced in accordance with the provisions of this Section upon receipt of written notice from the Agency to the Developers that the conditions for reduction in the letter of credit have been met. This Second Amendment shall not be effective until Developers have delivered a new letter of credit or an extension of the existing letter of credit to the Agency and the Agency has deemed the terms of the letter of credit satisfactory.

                      The Letter of Credit  shall  provide  that  the Agency can draw upon the letter of credit to pay costs associated with the Agency's obligations under this Agreement under the following conditions:

               (i) If Heavenly Resort Properties has not commenced construction of the Grand Summit Hotel and the Grand Summit Annex by May 15, 2001, the Agency may draw down the full amount of the letter of credit. In order to draw down the full amount of the letter of credit, the Agency shall provide the issuer of the letter of credit written notice in the form set forth in subsection 4 below.

               (ii) If Heavenly Resort Properties does not complete construction of the Grand Summit Hotel on or before October 31, 2002, the Agency can draw down on the letter of credit to pay any Delay Damages (as defined in Section 8.03 below)owed to the Agency that remain unpaid by March 17, 2003, by providing the issuer of the letter of credit written notice in the form set forth in subsection 4 below.

               (iii) If Heavenly Resort Properties has not paid the Agency the sum of Five Hundred Thousand Dollars ($500,000)owed to the Agency pursuant to Section 10.19 below on or before March 17, 2003, the Agency can draw down $500,000 on March 17, 2003 by providing the issuer of the letter of credit written notice in the form set forth in subsection 4 below.



                     In  the  event   Heavenly   Resort   Properties   commences
               construction of the Grand Summit Hotel on or before May 15, 2001, the letter of credit shall be reduced by the amount of Three Million Five Hundred Thousand Dollars ($3,500,000). In the event Heavenly Resort Properties completes construction of the Grand Summit Hotel and the Grand Summit Annex on or before October 31, 2002, the letter of credit shall be further reduced by the amount of Seven Hundred Thousand Dollars ($700,000) upon completion of construction. In the event Heavenly Resort Properties does not complete construction of the Grand Summit Hotel and the Grand Summit Annex by October 31, 2002, but does complete construction of the Grand Summit Hotel and the Grand Summit Annex on or before November 30, 2002, the letter of credit shall be reduced by the amount of Five Hundred Fifty Thousand Dollars ($550,000) upon completion of construction. In the event Heavenly Resort Properties does not complete construction of the Grand Summit Hotel by October 31, 2002, but does complete construction of the Grand Summit Hotel on or before December 31, 2002, the letter of credit shall be reduced by Four Hundred Thousand Dollars ($400,000) upon completion of construction. In the event Heavenly Resort Properties does not complete construction of the Grand Summit Hotel and the Grand Summit Annex by October 31, 2002, but does complete construction of the Grand Summit Hotel and the Grand Summit Annex on or before January 31, 2003, the letter of credit shall be reduced by the amount of Two Hundred Thousand Dollars ($200,000) upon completion of construction.

                     The letter of credit shall be reduced by  $300,000  at such time as Performance and Payment Bonds are posted for the full amount of the construction contract for Phase 2.

               (4) Draw on Letter of Credit. The Agency shall be entitled to draw on the letter of credit by providing the issuer of the letter of credit with a written notice containing the following language:


                     We  hereby certify  that  the Agency is entitled to draw on the letter of credit pursuant to the terms of that certain Disposition and Development Agreement dated October 28, 1999 as amended by the First Amendment to the DDA dated April 18, 2000 and as further amended by the Second Amendment to the DDA dated September 5, 2000.


         2. Phase 2 Acquisitions. Section 3.01(e) of the Agreement is amended in its entirety to read as follows:

               (e)   Phase   2   Acquisitions.   The  Agency  shall  not   begin
acquisition of the Phase 2 Development Site until such time as ASCRP has provided the Agency with a notice in writing of its intent to construct Phase 2; provided however, the Agency may proceed with the acquisition of the property occupied by the Red Carpet Inn. ASCRP must give a notice of intent to construct Phase 2 no later than September 1, 2001; provided, however, if ASCRP desires to begin construction of Phase 2 during the year 2001 building season, ASCRP must give the Agency a notice of intent to build Phase 2 no later than November 8, 2000. If ASCRP gives the Agency a notice of intent to build Phase 2 on or before November 8, 2000 the Agency's obligation to commence acquisition of the Phase 2 Development Site shall be contingent on ASCRP presenting and implementing a financial plan satisfactory to the Agency that provides the Agency with a source of Three Million One Hundred Fifty Thousand Dollars ($3,150,000 ) ("Phase 2 Loan") available by November 8, 2000, to be used for acquisition costs associated with the Phase 2 Development Site and repayment of the Phase 2 Loan on terms acceptable to the Agency, in its sole discretion.


         If ASCRP fails to give the Agency a notice of intent to build on or before September 1, 2001, the Agency may terminate this Agreement pursuant to
Section 12.05 and exercise any remedies the agency may have pursuant to Article 12, unless on or before September 1, 2001, ASCRP delivers to the Agency a letter of credit meeting all of the requirements set forth in Section 2.01(b)(1) and
(2) in the amount of One Million Six Hundred Sixty-Three Thousand Dollars ($1,663,000). The letter of credit may be drawn on by the Agency to cover costs associated with Phase 2 Site Acquisition at any time after the letter of credit is posted and the Agency shall have no obligation to repay any amounts drawn on the Letter of Credit for these purposes.

         3.    Conditions   Precedent  to   Transfer  of  Phase  1  Property  to
Developers. The references to Heavenly Resort Properties and Heavenly Valley in Subsections 6.01(c), 6.01(h) and 6.01(i) are hereby deleted in their entirety.

         4. Sale of Property. Section 7.01 of the Agreement is amended in its entirety to read as follows:


         7.01 Sale of Property. Prior to the execution of the Second Amendment the Agency has transferred to Heavenly Valley Lot 13 and the Gondola Right of Way for construction of the Gondola. In addition, the Agency has granted the Paul Kennedy Steakhouse Site to Cecil's Market in exchange for Cecil's Market's conveyance of the Jovicich Property to the Agency. On or before November 15, 2000 the Agency shall sell and convey Lots 5, 8, and 9 (as shown on the Preliminary Subdivision Map) to Heavenly Resort Properties for construction of the Grand Summit Hotel and the Grand Summit Annex. The Agency shall convey the Gondola Park and Lots 6 and 7 to TSI for construction of the Ice Rink and the multi-plex cinema within thirty (30) days following the date that all conditions set forth in 5.01 and 6.01 have been met or waived by TSI. Within thirty (30) days following the date that all the conditions set forth in Sections 5.02 and
6.02 have been met or waived, the Agency shall sell and convey Parcel No. 1 to Cecil's Market and Parcel 4 to ASCRP. The conveyance of Parcel 1 to Cecil's Market shall include the rights, granted by ASCRP to Cecil's Market, Inc. to the use of five parking spaces in the underground parking garage developed as part of the Lake Tahoe Inn, provided the parking garage is developed as contemplated in the Site Plan and provided, further, Cecil's Market, Inc., reimburses ASCRP for the full cost of developing the five parking spaces. To accomplish the conveyance of each Phase of the Development Site from the Agency to the Developers, the Parties shall establish an Escrow with the Escrow Holder and shall execute and deliver to the Escrow Holder written instructions that are consistent with this Agreement. Heavenly Resort Properties, ASCRP and Heavenly Valley, and the Agency acknowledge that as of the date of the execution of this Second Amendment all conditions to the conveyance of the Phase 1 Development Site set forth in Sections 5.01 and 6.01 are hereby deemed satisfied or waived.


         5. Consideration. Section 7.02 of the Agreement is hereby amended by adding the following paragraphs at the end of Section 7.02.

               As of the date of execution of this Agreement Heavenly Valley has paid to the Agency Five Hundred Thousand Dollars ($500,000) as consideration for the transfer of Parcel 13 and has paid an additional One Hundred Twenty Eight Thousand Seven Hundred Dollars ($128,700)as consideration for the transfer of the Gondola Right-of-Way. Upon conveyance of the remainder of the Phase 1
Site, Heavenly Resort Properties shall pay to the Agency the amount of One Million Five Hundred Thousand Dollars ($1,500,000) as the remaining amount owed pursuant to this Section 7.02 as consideration for the conveyance of the Phase 1 Development Site. Regardless of any payments previously made by Heavenly Valley, Heavenly Valley shall continue to be obligated to pay to the Agency any costs incurred by the Agency associated with the acquisition of the Gondola Right-of-Way, including legal fees and any severance damages or special benefits awarded any property owners as a result of a partial condemnation of property for the Gondola Right-of-Way.

               As additional consideration for the conveyance of the Phase 1 Development Site to the Developers and as security for the Developer's obligation to commence construction of Phase 1 in a timely manner, Heavenly Resort Properties, upon accepting transfer of the Lots 5, 8, and 9 shall fully execute and deposit with the Escrow Holder a grant deed reconveying to the Agency Parcels 5, 8, and 9 ("Heavenly Deed"). Heavenly Resort Properties and the Agency shall also deposit with the Escrow Holder written instructions that the Heavenly Deed is to be recorded on July 1, 2001 if the Agency provides the Escrow Holder with a written notice stating that Heavenly Resort Properties has not commenced construction on the Grand Summit Hotel and the Grand Summit Annex; provided, however, the date for recordation of the Heavenly Deed shall be subject to the provisions of Section 15.15. The instructions shall also provide that if Escrow Holder does not receive any notice from the Agency by the end of the day of July 1, 2001, or such date as applicable pursuant to Section 15.15, the Heavenly Deed is to be returned to Heavenly Resort Properties.

         6. Transfer of Units of Use. The first paragraph of Section 7.09 is hereby amended to read as follows:


               Prior to Close of Escrow on the Phase 1 development site, the Agency shall deposit into escrow a Bill of Sale transferring to the Heavenly Resort Properties a maximum of 294 TAUs, 43,712 square feet of CFA and the Sewer Units the Agency acquired when the Agency acquired the Phase 1 Development Site and the drainage basin area located at the corner of Pine Boulevard and Park Avenue. Upon transfer of the Phase 2 Development Site to the Developers, the Agency shall also transfer to ASCRP a maximum of 456 TAUs, 8,154 square feet of CFA and the Sewer Units the Agency acquired when the Agency acquired the Phase 2 Development Site and the 15,990 CFA to Cecil's Market, Inc. In the event the Developers do not require the full number of TAUs set forth above to develop the Project in accordance with approved plans and permits, the number of TAUs to be transferred by the Agency for Phase 1 shall be reduced to the number actually required and any unneeded TAUs from Phase 1 shall be retained by the Agency. With respect to each Phase, the Agency shall transfer the Sewer Units to the Developers at no cost to the Developers; provided, however, if the STPUD charges any fees for the transfer of the Sewer Units, the Developers shall be responsible for the payment of any such fees. The Agency shall cooperate with the Developers in all efforts to minimize or eliminate any fees associated with the transfer of Sewer Units.


         7. Conditions to Commencement of Construction. Section 8.01 as set forth in the First Amendment is hereby amended to add the following subsections:

               (d) Permits and Approvals. Heavenly Resort Properties shall have obtained and acknowledged all permits and approvals necessary for the construction of Phase 1 from any federal, state and local agencies having jurisdiction over the construction of the Project and shall be in compliance with all such permits.

               (e) Water Permits. Heavenly Resort Properties shall have applied for and obtained binding commitment from STPUD for adequate domestic and fire sprinkler water supplies for the operation of Phase 1 of the Project.

               (f) Waste Discharge Permit. Heavenly Resort Properties shall have obtained waste discharge permits from Lahotan for Phase 1 of the Project.

         8.    Commencement of Construction.   Section 8.01 of the Agreement  as
renumbered to Section 8.02 in the First Amendment to the Agreement is hereby amended in its entirety to read as follows:

         Heavenly Resort Properties shall commence or cause to be commenced construction of Phase 1 of the Project on or before May 15, 2001. Commencement of construction means the Developers are fully mobilized on the Development Site and have begun excavation of the Development Site. In the event Heavenly Resort Properties does not commence construction of the Grand Summit Hotel and the Grand Summit Annex on or before May 15, 2001, the Agency shall be entitled to draw down the full amount of the letter of credit pursuant to Section 2.01(b) to cover costs incurred by the Agency in complying with the DDA.


         9.    Completion of Construction.   Section 8.03 (formerly Section 8.02
prior to the First Amendment) is hereby amended in its entirety to read as follows:

               Completion of Construction. The Developers shall diligently prosecute or cause to be prosecuted to completion the construction of each Phase of the Project, and shall complete or cause to be completed the construction of each Phase of the Project no later than the time specified in the Schedule of Performance. Completion of construction shall mean the issuance of a Temporary Certificate of Occupancy from the City or the issuance of a Certificate of Completion pursuant to Section 8.08. In the event Heavenly Resort Properties fails to complete construction of the Grand Summit Hotel and the Grand Summit Annex on or before October 31, 2002, Heavenly Resort Properties shall pay to the Agency the sum of One Hundred Fifty Thousand Dollars ($150,000) for each month that completion of construction is delayed through December 31, 2002.

         In the event Heavenly Resort Properties fails to complete construction by December 31, 2002, Heavenly Resort Properties shall pay to the Agency Two Hundred Thousand Dollars ($200,000) per month for each month that construction is delayed beyond December 31, 2002, continuing until a Certificate of Completion is issued. The payments owed pursuant to this Section 8.03 shall be prorated appropriately in the event the delay in completion of construction is less than a full month. The amounts to be paid pursuant to this Section 8.03 shall be referred to as "Delay Damages." In the event Heavenly Resort Properties fails to pay to the Agency the "Delay Damages" owed pursuant to this Section
8.03 on or before March 17, 2003, the Agency may draw the appropriate amount owed from the letter of credit pursuant to Section 2.01(b) to the extent there are sufficient funds available under the letter of credit. If the Delay Damages exceed the letter of credit amount, the Agency shall be entitled to take any action necessary to recover any shortfall in the amounts received.

         10. Right of Entry for Parking Garage Site. Section 8.17 of the Agreement as renumbered to Section 8.18 in the First Amendment is hereby amended to change the reference in the first sentence to the 2000 building season to the 2001 building season.

         11. Mello-Roos District. Section 9.05 (a) is amended in its entirety to read as follows:

               (a) No later that March 1, 2002, Agency shall cause to be formed, and the Developers will facilitate the formation of, a community facilities district pursuant to the Mello-Roos Community Facilities Act (California Government Code Section 5334 and following) (the "Mello-Roos District") to encompass the Phase 1 Property which will levy a Mello-Roos Special Tax in accordance with this Section 9.05.

               The first sentence of Section 9.05 (f) is amended in its entirety to read as follows:

               (f) The Mello-Roos Bonds shall be issued no later than April 1, 2002 provided the following conditions are met:


         12. Reimbursement for Agency Costs. A new Section 10.19 is hereby added to the Agreement to read as follows:

         Reimbursement of Agency Costs. Heavenly Resort Properties and the Agency recognize and acknowledge that delays in the construction of the Grand Summit Hotel and the Grand Summit Annex will delay the collection of tax increment revenue and transient occupancy tax projected to be received by the Agency and to be used to pay interest on the BANS. The result of this delay in the receipt of projected revenues to the Agency will cause the Agency to have to fund interest payments on the BANS from other revenue sources. Heavenly Resort Properties hereby agrees to pay to the Agency the sum of Five Hundred Thousand Dollars ($500,000) on or before March 17 , 2003 in order to compensate the Agency for a portion of lost revenue resulting in the delay of construction of the Grand Summit Hotel and the Grand Summit Annex. ("Heavenly Reimbursement"). The Heavenly Reimbursement is in addition to Delay Damages that may become due from Heavenly Resort Properties as a result of delays in the completion of construction pursuant to Section 8.03 above. The Heavenly Reimbursement shall be repaid to Heavenly Resort Properties in accordance with the terms of Section 10.20 below.


         13. Repayment of Reimbursements. A new Section 10.20 is hereby added to the Agreement to read as follows:


         10.20 Repayment of Reimbursements. For purposes of this Section 10.20 the following terms shall have the following meanings:

               (a)"Excess Revenues" shall be as calculated pursuant to Exhibit M attached hereto between fiscal years 2002-2003 through and including 2012-13.

               (b) "Prior Obligations" shall mean the following:

                      (1) The 1995 Series A and B and 1999 Series A Bonds;
                      (2) The 1999 Series A and B BANS or any refunding bonds or debt issuance issued by the STJPFA
                      (3) Certificates   of   Participation   issues   for   the
                      construction   of  Fire  Station  No.  1;
                      (4) State Revolving Fund Loans for the Stateline Erosion Control Project and the Ski Run Water Quality Project.
                      (5) Any annual obligation due to the Developers for reimbursement of expenses related to the preparation of the EIR/EIS in accordance with Section 10.13 of the Agreement.

         Beginning in Fiscal Year 2002-03 and continuing each year thereafter through fiscal year 2012-13 the Agency and Heavenly Resort Properties or Heavenly Valley shall on an annual basis determine whether there are any Excess Revenues by performing the calculation set forth in Exhibit
         M. Each year's comparison shall also cumulate the Excess Revenue from the prior years, if any and if the Excess Revenue calculation determines that there is a deficit in Excess Revenue, this deficit shall be subtracted from any prior or future year Excess Revenue. The Agency shall provide Heavenly Resort Properties with the determination of the amount of Excess Revenues, as well as the background information used to determine the Excess Revenue on or before April 1 of each Fiscal Year.


         Beginning in fiscal year 2004-2005 and continuing in each fiscal year until fiscal year 2012-13 the Agency shall distribute the Excess Revenue as follows; provided however, the Agency's obligation to pay Excess Revenue pursuant to this Section 10.20 shall be subordinate to the Prior Obligations and the Agency shall first use the Excess Revenue to pay the Prior Obligations to the extent the Agency does not have sufficient other funds to pay the Prior Obligations.

                      (a) First, to the City in the amount of Three Hundred Thousand Dollars ($300,000) representing a portion of the amount the City advanced to the Agency to cover lost revenue as a result of delay in the construction of the Grand Summit Hotel and the Grand Summit Annex, plus interest on the $300,000 at the rate of seven and thirty five one hundredths percent (7.35%) compounded annually and accruing as of March 20, 2003.

                      (b) Second, to the Agency and Heavenly Resort Properties in equal amounts until the Agency and Heavenly Resort Properties have each received Five Hundred Thousand Dollars plus interest at the rate of seven and thirty-five one-Hundredths percent (7.35%) compounded annually and accruing as of March 20, 2003.

                      (c)      Third, to the Agency.

         14. Developer Performance. Section 12.05 (a)(2) is hereby amended in its entirety as follows:


              (2) Heavenly Resort Properties fails to deliver performance and payment bonds in the time period required pursuant to Section 8.01.

         15.  Exhibits.   Exhibit G,  the  Schedule  of  Performance,  is hereby
replaced in its entirety with the Schedule of Performance attached hereto and incorporated herein.

         16. Cecil's Market. Cecil's LLC has succeeded to the interest of Cecil's Market, Inc., to the Agreement as Amended. The Agency hereby approves the transfer of Cecil's Market, Inc's. interest in the Agreement to Cecil's LLC and all references in the Agreement to Cecil's Market, Inc.shall hereinafter refer to Cecil's LLC.


         17. Effect of Amendment. This Amendment shall be effective as of the effective date of the Agreement. Unless otherwise amended herein, all provisions of the Agreement shall continue in full force and effect. In the event of a conflict between this First Amendmen and the Agreement, this First Amendment shall control. All defined terms not otherwise defined herein shall have the meaning given in the Agreement.


         AS OF THE DATE FIRST WRITTEN ABOVE, the Parties evidence their agreement to the terms of this Agreement by signing below:

Approved As To Form:                        AGENCY:

By: /s/Catherine L. DiCamillo               SOUTH TAHOE REDEVELOPMENT AGENCY,
    -------------------------               a public body, corporate and politic
       Agency Counsel
                                            By: /s/Hal Cole
                                                --------------------------------
                                            Its: Chair

                                            Dated: 9/13/00


Approved As To Form:                        CITY:

By: /s/Catherine L. DiCamillo               CITY OF SOUTH LAKE TAHOE,
    -------------------------               a municipal corporation
       City Attorney
                                            By: /s/Tom Davis
                                                --------------------------------
                                            Its: Mayor

                                            Dated: 9/13/00


                                            DEVELOPER:

                                            AMERICAN SKIING COMPANY RESORT
                                            PROPERTIES, a Maine corporation

                                            By: /s/Stan Hansen
                                                --------------------------------
                                            Its: Senior Vice President ASCRPI

                                            Dated: 9/12/2000


                                            HEAVENLY RESORT PROPERTIES, LLC,
                                            a Nevada limited liability company

                                            By: /s/Stan Hansen
                                                --------------------------------
                                            Its: Senior Vice President ASCRPI
                                                 Managing Member

                                            Dated: 9/12/2000


                                            HEAVENLY VALLEY,Limited Partnership,
                                            a Nevada limited partnership

                                            By: /s/Dennis J. Harmon
                                                --------------------------------
                                            Its: President

                                            Dated: 9/13/00


                                            TRANS-SIERRA INVESTMENTS,
                                            a Nevada corporation

                                            By: /s/Gary B. Casteel
                                                --------------------------------
                                            Its: President

                                            Dated: 9/12/00


                                            CECIL'S LLC, a California limited
                                            liability company

                                            By: /s/John Jovicich
                                                --------------------------------
                                                   John Jovicich
                                            Its: Managing Member

                                            Dated: 9/12/00